UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported):  September 30, 2009

KIT digital, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

205 Hudson Street, Suite 802	10013
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

KIT digital, Inc.

September 30, 2009

Explanatory Note

On October 6, 2009, KIT digital, Inc., a Delaware corporation (“KIT digital” or the “Company”), filed a Current Report on Form 8-K (the “October 8-K”) to report that the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) on September 30, 2009 with KIT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of KIT digital, The FeedRoom, Inc., a Delaware corporation (“FeedRoom”), and certain stockholders of FeedRoom.  Under the Merger Agreement, KIT Acquisition Corporation merged with and into FeedRoom and, as a result of such merger, KIT digital became the sole stockholder of FeedRoom as of the effective merger date of October 1, 2009.

On December 22, 2009, KIT digital filed Amendment No. 1 to the October 8-K to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K through September 30, 2009.

This amendment is being filed to amend and supplement Item 9.01 of the October 8-K to include the pro forma financial information required by part (b) of Item 9.01 of Form 8-K through December 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial statements (and accompanying notes) are furnished as Exhibit 99.1:

•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009; and

•	Notes to unaudited pro forma condensed combined statement of operations.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited condensed combined pro forma statement of operations for the year ended December 31, 2009, for KIT digital and FeedRoom combined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT digital, Inc.

Date: April 22, 2010	By:	/s/ Robin Smyth
Robin Smyth
Chief Financial Officer